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LIFE PARTNERS ANNOUNCES CONTINUED LISTING COMPLIANCE

WACO, TX — November 1, 2006 — Life Partners Holdings, Inc. (Nasdaq: LPHI) announced today that the Nasdaq Listing Qualifications Department has confirmed that the Company now fully complies with the audit committee requirements for continued listing on The Nasdaq Capital Market.

Based on Life Partners’ recent announcement regarding the appointment of Dr. Harold E. Rafuse to the Company’s Board of Directors and audit and compensation committees, the Nasdaq staff has determined that Life Partners is in compliance with Marketplace Rule 435(3)(2) and the matter has now been closed.

Life Partners is the world’s the oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called life settlements. Since its incorporation in 1991, Life Partners has generated a total business volume of almost $640 million in face value of policies for its worldwide client base of approximately 15,000 high net worth individuals and institutions.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com
Visit our website at: www.lphi.com